SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2001

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

311-C Enterprise Drive
Plainsboro, New Jersey	08536
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
including area code:	(609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

The Company's Annual Meeting of Stockholders was held on May 15, 2001 and in connection therewith, proxies were solicited by management pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. An aggregate of 17,642,155 shares of the Company's common stock ("Common Stock"), 100,000 shares of Series B Preferred Stock (which are convertible into 2,617,801 shares of Common Stock), and 54,000 shares of Series C Preferred Stock (which are convertible into 600,000 shares of Common Stock) (collectively, "Shares") were outstanding and entitled to a vote at the meeting. At the meeting the following matters (not including ordinary procedural matters) were submitted to a vote of the holders of Shares, with the results indicated below:

1. Election of directors to serve until the 2002 Annual Meeting. The following persons, all of whom were serving as directors and were management's nominees for election, were elected. There was no solicitation in opposition to such nominees. The tabulation of votes was as follows:

Nominee	For	Withheld
Keith Bradley	18,100,636	405,740
Richard E. Caruso	18,100,636	405,740
Stuart M. Essig	16,544,957	1,961,419
Neil Moszkowski	18,101,136	405,240
George W. McKinney, III	16,537,857	1,968,519
James M. Sullivan	18,101,136	405,240

2. Approval of the Company's 2001 Equity Incentive Plan. The Company's 2001 Equity Incentive Plan was approved. The tabulation of votes was as follows:

For	Against	Abstentions
13,811,174	2,392,352	22,910

3. Ratification and approval of an amendment to the Company’s Certificate of Designation, Rights and Preferences of Series B Convertible Preferred Stock, the purpose of which was to ensure that the rights and preferences of the Series B Convertible Preferred Stock would be substantially identical to the rights and preferences of the Series C Convertible Preferred Stock. This amendment was approved. The tabulation of votes was as follows:

For	Against	Abstentions
16,116,674	74,884	34,878

4. Approval of an amendment to the Company’s Certificate of Designation, Rights and Preferences of Series B Convertible Preferred Stock, the purpose of which is to make certain changes to clarify the numbering of certain paragraphs and internal references contained therein. This amendment was approved. The tabulation of votes was as follows:

For	Against	Abstentions
16,135,626	57,625	33,185

5. Approval of an amendment to the Company’s Certificate of Designation, Rights and Preferences of Series C Convertible Preferred Stock, the purpose of which is to make certain changes to clarify the numbering of certain paragraphs and internal references contained therein. This amendment was approved. The tabulation of votes was as follows:

For	Against	Abstentions
16,135,020	58,204	33,212

6. Ratification of independent auditors. The appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year was ratified. The tabulation of votes was as follows:

For	Against	Abstentions
18,477,510	22,744	6,122

ITEM 7.            Financial Statements and Exhibits.

             (c)         Exhibits.

Exhibit Number (Referenced to Item 601 of Regulation S-K)	Description of Exhibit
(3)(i).1	Second Amendment to Certificate of Rights, Designations and Preferences of Series B Convertible Preferred Stock

(3)(i).2	First Amendment to Certificate of Rights, Designations and Preferences of Series C Convertible Preferred Stock

SIGNATURES

                           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 25, 2001	By: /s/ Stuart M. Essig
Stuart M. Essig, President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
(3)(i).1	Second Amendment to Certificate of Rights, Designations and Preferences of Series B Convertible Preferred Stock

(3)(i).2	First Amendment to Certificate of Rights, Designations and Preferences of Series C Convertible Preferred Stock